UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  June 16, 2009

CFS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

INDIANA
(State or Other Jurisdiction of Incorporation)

000-24611	35-2042093
(Commission File Number)	(IRS Employer Identification No.)

707 Ridge Road, Munster, Indiana	46321
(Address of Principal Executive Offices)	(Zip Code)

(219) 836-5500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers

On June 16, 2009, CFS Bancorp, Inc. (the “Company”) announced that Daryl D. Pomranke has been appointed to the Citizens Financial Bank Board of Directors.

Mr. Pomranke, age 48, had been Executive Vice President – Chief Operating Officer of the Company since joining the Company in April 2007 and promoted to President and Chief Operating Officer in April 2008.  Mr. Pomranke has nearly two decades of banking experience including several executive management and operating positions with Mercantile National Bank of Indiana and its successor, Harris Bank, N.A.

ITEM 7.01     Regulation FD Disclosure

On June 16, 2009, the Company issued a press release announcing the appointment of Daryl D. Pomranke to the Citizens Financial Bank Board of Directors.

Attached as Exhibit 99.1 is a copy of the Company’s press release related to the announcement. This press release is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for any purpose except otherwise provided herein.

ITEM 9.01     Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

                        The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Press Release dated June 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CFS BANCORP, INC.

Date: June 18, 2009	By:	/s/ Joyce M. Fabisiak
Joyce M. Fabisiak
Vice-President